Exhibit 10.49

SECOND AMENDMENT TO SUBLEASE

THIS SECOND AMENDMENT TO SUBLEASE (this “Amendment”) is made and entered into as of the 16th day of January, 2014 (the “Amendment Date”) by and -between MCKESSON SPECIALTY CARE DISTRIBUTION CORPORATION, a Delaware corporation (“Sublandlord”) and SUNESIS PHARMACEUTICALS, INC., a Delaware Corporation (“Subtenant”).

RECITALS

A. Sublandlord and Subtenant entered into that certain Commercial Sublease Agreement dated December 22, 2006, as amended by that certain First Amendment to Sublease dated January 14, 2013 (as amended, the “Sublease”), for certain premises located at 395 Oyster Point Boulevard, South San Francisco, California containing approximately 15,378 rentable square feet (the “Premises’’).

B. The current Term of the Prime Lease is scheduled to expire on February 28, 2014.

C. The current Sublease Term is scheduled to expire on January 31, 2014.

D. Subtenant and Prime Landlord have or will be entering into a lease agreement whereby Subtenant will lease the Premises directly from Prime Landlord for a term commencing March 1, 2014 (the “Direct Lease”).

E. Sublandlord and Subtenant desire to extend the Sublease Term by one (1) month so that no lapse will occur between the Sublease Term and the term of the Direct Lease.

NOW, THEREFORE, in consideration of the Mutual covenants and conditions contained herein and of other good and valuable consideration, the, receipt and sufficiency of which, are hereby acknowledged, Sublandlord and Subtenant agree as follows:

1. Recitals; Defined Terms. The parties acknowledge that the Recitals are an integral part of this Amendment and are incorporated herein by this reference. Defined terms used herein but not defined shall have the same meaning ascribed to such term as in the Sublease.

2. Sublease Term. The Sublease Term is hereby extended for a period of one (1) month (the-”Extended Period”) so that it shall expire on February 28, 2014. All terms and conditions or the Sublease, including the amount and payment of rent, shall continue to be in effect for the Extended Period.

3. Brokers. Except for CBRE, Inc. representing Sublandlord, Sublandlord and Subtenant each represents and warrants to the other that neither party has engaged or had any conversations or negotiations with any broker, finder or other third party concerning the matters set forth in his Amendment who would be entitled to any commission or fee based on the execution of this Amendment. Sublandlord and Subtenant each hereby indemnifies the other against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination of the Sublease for any reason.

4. Miscellaneous. This Amendment shall be incorporated into and made a part of the Sublease, and all provisions of the Sublease not expressly modified or amended hereby shall remain in full force and effect. As amended hereby, the Sublease is hereby ratified and confirmed. This Amendment to Sublease shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Amendment may be executed in multiple counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument. Furthermore, the parties agree that this Amendment may be delivered by facsimile or electronic transmission and that delivery of an executed copy hereof by facsimile or electronic transmission shall constitute delivery or an original and shall be binding upon the delivering party.

[Executions on following page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written by their duly authorized representatives.

SUBLANDLORD:

MCKESSON SPECIALTY CARE DISTRIBUTION CORPORATION, a Delaware corporation

By:	/s/ Jennifer Smith Webster
Jennifer Smith Webster, Vice President and Treasurer
SUBTENANT: SUNESIS PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Eric Bjerkholt
Name: Eric Bjerkholt Title: EVP & CFO

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